Exhibit 99.1
News Release
For Immediate Release: August 28, 2018
H&R Block Announces Fiscal 2019 First Quarter Results
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) today released its financial results for the fiscal 2019 first quarter ended July 31, 2018. The company normally reports a fiscal first quarter loss due to the seasonality of its tax business. The fiscal first quarter typically represents less than 5 percent of annual revenues and less than 15 percent of annual expenses.
Fiscal First Quarter Highlights1

▪	Fiscal first quarter financial results were in line with expectations.

▪	Revenues increased $7 million, or 5 percent, to $145 million primarily due to the timing of revenues related to the company's Tax Plus products.

▪
Pretax loss improved 3 percent to $199 million; loss per share from continuing operations[2] increased $0.10 to $0.72 due to a lower effective tax rate, which negatively impacts those fiscal quarters with a seasonal net loss.

▪	The company repurchased and retired approximately 4.2 million shares at an aggregate price of $97 million, or $23.27 per share.

▪	The company reiterated its financial outlook for the full fiscal year.

"We are hard at work on our strategic initiatives for fiscal 2019, which include delivering an improved value proposition for our clients and differentiating H&R Block as the best choice for consumers," said Jeff Jones, H&R Block's president and chief executive officer. "By investing in pricing, technology, and operational excellence, we are positioning the company to accomplish our goal of sustainably growing clients, revenue, and earnings. We look forward to sharing more details on our progress throughout the year."

[1]	All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.
2 All per share amounts are based on fully diluted shares at the end of the corresponding period.

Fiscal 2019 First Quarter Results From Continuing Operations
"Our fiscal first quarter results were in line with expectations and reflect the seasonality of our business, as well as investments related to the strategic initiatives we outlined in June," said Tony Bowen, H&R Block's chief financial officer. "We are on track to achieve our financial outlook for the fiscal year."

(in millions, except EPS)	Q1 FY2019	Q1 FY2018
Revenue	$145	$138
Pretax Loss	$(199)	$(205)
Net Loss	$(149)	$(128)
Weighted-Avg. Shares - Diluted	207.7	207.9
EPS[2]	$(0.72)	$(0.62)
EBITDA[3]	$(137)	$(140)

Key Financial Metrics

▪
Total revenues increased $7.4 million, or 5.4 percent, to $145.2 million primarily due to the timing of revenues from the Peace of Mind® Extended Service Plan and Tax Identity Shield®, partially offset by lower revenues from Refund Transfer.

▪
Total operating expenses increased $4.3 million, or 1.3 percent, to $327.3 million primarily due to increases in compensation and consulting expenses, partially offset by lower depreciation and amortization and bad debt expense.

▪	Pretax loss improved $6.5 million, or 3.1 percent, to $198.8 million.

▪	Loss per share from continuing operations increased $0.10, from $0.62 to $0.72, due to a lower effective tax rate, which negatively impacts those fiscal quarters with a seasonal net loss.

Share Repurchases and Dividends

▪	During the first quarter of fiscal 2019, the company repurchased and retired approximately 4.2 million shares at an aggregate price of $97.1 million, or $23.27 per share.

▪
As previously announced, a quarterly cash dividend of $0.25 per share is payable on October 1, 2018 to shareholders of record as of September 12, 2018. H&R Block has paid quarterly dividends consecutively since the company went public in 1962.

Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.
Conference Call
Discussion of the fiscal 2019 first quarter results, future outlook, and a general business update will occur during the company’s previously announced fiscal first quarter earnings conference call for analysts, institutional investors, and shareholders. The call is scheduled for 4:30 p.m. Eastern time on August 28,

3 The company reports non-GAAP financial measures of performance, including earnings before interest, tax, depreciation, and amortization (EBITDA), EBITDA margin, and free cash flow, which it considers to be useful metrics for management and investors to evaluate and compare the ongoing operating performance of the company. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

2018. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 702-5257 or International (213) 358-0868
Conference ID: 8159739
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at http://investors.hrblock.com. The presentation will be posted on the Webcasts and Presentations page at http://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on August 28, 2018, and continuing until September 28, 2018, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 8159739. The webcast will be available for replay beginning on August 29, 2018 and continuing for 90 days at http://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) is a global consumer tax services provider. Tax return preparation services are provided by professional tax preparers in approximately 12,000 company-owned and franchise retail tax offices worldwide, and through H&R Block tax software products for the DIY consumer. H&R Block also offers adjacent Tax Plus products and services. In fiscal 2018, H&R Block had annual revenues of over $3.1 billion with over 23 million tax returns prepared worldwide. For more information, visit the H&R Block Newsroom.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could" or "may" or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018 in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. In addition, factors that may cause the company’s actual estimated effective tax rate to differ from estimates include the company’s actual results from operations compared to current estimates, future discrete items, changes in interpretations and assumptions the company has made, guidance from the Internal Revenue Service, SEC, or the Financial Accounting Standards Board about the Tax Legislation, and future actions of the company. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information
Investor Relations:    Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Media Relations:    Susan Waldron, (816) 854-5522, susan.waldron@hrblock.com

TABLES FOLLOW

CONSOLIDATED STATEMENTS OF OPERATIONS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2018	2017

REVENUES:
Service revenues	$126,860	$124,695
Royalty, product and other revenues	18,323	13,107
	145,183	137,802
OPERATING EXPENSES:
Costs of revenues	221,560	227,715
Selling, general and administrative	105,740	95,249
Total operating expenses	327,300	322,964

Other income (expense), net	4,542	1,220
Interest expense on borrowings	(21,190)	(21,277)
Loss from continuing operations before income tax benefit	(198,765)	(205,219)
Income tax benefit	(49,968)	(77,401)
Net loss from continuing operations	(148,797)	(127,818)
Net loss from discontinued operations	(3,873)	(2,749)
NET LOSS	$(152,670)	$(130,567)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.72)	$(0.62)
Discontinued operations	(0.02)	(0.01)
Consolidated	$(0.74)	$(0.63)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES	207,673	207,935

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of	July 31, 2018	July 31, 2017	April 30, 2018

ASSETS
Cash and cash equivalents	$979,116	$551,566	$1,544,944
Cash and cash equivalents - restricted	131,376	116,594	118,734
Receivables, net	70,576	91,004	146,774
Income taxes receivable	15,776	—	12,310
Prepaid expenses and other current assets	85,279	74,776	68,951
Total current assets	1,282,123	833,940	1,891,713
Property and equipment, net	227,003	253,255	231,888
Intangible assets, net	354,831	393,972	373,981
Goodwill	507,941	493,991	507,871
Deferred tax assets and income taxes receivable	131,683	54,348	34,095
Other noncurrent assets	101,457	102,742	101,401
Total assets	$2,605,038	$2,132,248	$3,140,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$145,471	$161,751	$251,975
Accrued salaries, wages and payroll taxes	37,468	35,063	141,499
Accrued income taxes and reserves for uncertain tax positions	178,313	176,909	263,050
Current portion of long-term debt	1,038	992	1,026
Deferred revenue and other current liabilities	201,706	187,791	186,101
Total current liabilities	563,996	562,506	843,651
Long-term debt	1,495,006	1,493,422	1,494,609
Deferred tax liabilities and reserves for uncertain tax positions	231,292	159,233	229,430
Deferred revenue and other noncurrent liabilities	122,735	131,415	179,548
Total liabilities	2,413,029	2,346,576	2,747,238
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,420	2,462	2,462
Additional paid-in capital	752,109	746,761	760,250
Accumulated other comprehensive loss	(16,034)	(12,837)	(14,303)
Retained earnings (deficit)	163,567	(229,647)	362,980
Less treasury shares, at cost	(710,053)	(721,067)	(717,678)
Total stockholders' equity (deficiency)	192,009	(214,328)	393,711
Total liabilities and stockholders' equity	$2,605,038	$2,132,248	$3,140,949

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Three months ended July 31,	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(152,670)	$(130,567)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,432	43,598
Provision for bad debt	1,617	2,459
Deferred taxes	9,595	20,796
Stock-based compensation	4,359	4,816
Changes in assets and liabilities, net of acquisitions:
Receivables	66,960	64,985
Prepaid expenses and other current assets	(16,191)	(8,695)
Other noncurrent assets	3,272	5,499
Accounts payable and accrued expenses	(99,658)	(66,729)
Accrued salaries, wages and payroll taxes	(103,824)	(149,441)
Deferred revenue and other current liabilities	(782)	464
Deferred revenue and other noncurrent liabilities	(39,978)	(32,510)
Income tax receivables, accrued income taxes and income tax reserves	(89,661)	(149,542)
Other, net	966	(14,248)
Net cash used in operating activities	(375,563)	(409,115)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(12,057)	(13,094)
Payments made for business acquisitions, net of cash acquired	(1,449)	(1,440)
Franchise loans funded	(1,805)	(4,527)
Payments received on franchise loans	5,104	4,727
Other, net	3,645	1,371
Net cash used in investing activities	(6,562)	(12,963)

CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(52,104)	(49,905)
Repurchase of common stock, including shares surrendered	(101,665)	(7,508)
Proceeds from exercise of stock options	1,355	27,418
Other, net	(17,494)	2,545
Net cash used in financing activities	(169,908)	(27,450)

Effects of exchange rate changes on cash	(1,153)	149

Net decrease in cash, cash equivalents and restricted cash	(553,186)	(449,379)
Cash, cash equivalents and restricted cash, beginning of period	1,663,678	1,117,539
Cash, cash equivalents and restricted cash, end of period	$1,110,492	$668,160

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$31,969	$57,901
Interest paid on borrowings	15,519	15,519
Accrued additions to property and equipment	9,974	4,757

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended July 31,
	2018	2017
REVENUES:
U.S. assisted tax preparation fees	$31,104	$29,963
U.S. royalties	7,571	6,967
U.S. DIY tax preparation fees	2,781	3,226
International revenues	39,179	40,417
Revenues from Refund Transfers	1,424	2,816
Revenues from Emerald Card®	14,246	14,987
Revenues from Peace of Mind® Extended Service Plan	36,577	31,943
Revenues from Tax Identity Shield®	4,741	254
Interest and fee income on Emerald Advance	447	664
Other	7,113	6,565
	145,183	137,802
Compensation and benefits:
Field wages	49,932	48,123
Other wages	47,822	43,197
Benefits and other compensation	22,931	20,645
	120,685	111,965
Occupancy and equipment	90,726	90,291
Marketing and advertising	6,894	7,104
Depreciation and amortization	40,432	43,598
Bad debt	(858)	2,459
Supplies	2,204	2,734
Other	67,217	64,813
Total operating expenses	327,300	322,964

Other income (expense), net	4,542	1,220
Interest expense on borrowings	(21,190)	(21,277)
Pretax loss	(198,765)	(205,219)
Income tax benefit	(49,968)	(77,401)
Net loss from continuing operations	(148,797)	(127,818)
Net loss from discontinued operations	(3,873)	(2,749)
NET LOSS	$(152,670)	$(130,567)

BASIC AND DILUTED LOSS PER SHARE:
Continuing operations	$(0.72)	$(0.62)
Discontinued operations	(0.02)	(0.01)
Consolidated	$(0.74)	$(0.63)

Weighted average basic and diluted shares	207,673	207,935

EBITDA from continuing operations (1)	$(137,143)	$(140,344)

(1)	See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

	Three months ended July 31,
NON-GAAP FINANCIAL MEASURE - EBITDA	2018	2017

Net loss - as reported	$(152,670)	$(130,567)
Discontinued operations, net	3,873	2,749
Net loss from continuing operations - as reported	(148,797)	(127,818)
Add back:
Income taxes of continuing operations	(49,968)	(77,401)
Interest expense of continuing operations	21,190	21,277
Depreciation and amortization of continuing operations	40,432	43,598
	11,654	(12,526)

EBITDA from continuing operations	$(137,143)	$(140,344)

	Three months ended July 31,
Supplemental Information	2018	2017

Stock-based compensation expense:
Pretax	$4,359	$4,816
After-tax	3,274	3,123
Amortization of intangible assets:
Pretax	$18,139	$19,235
After-tax	13,622	12,472

NON-GAAP FINANCIAL INFORMATION
The accompanying press release contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business.
We may consider whether significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including EBITDA from continuing operations, EBITDA margin, and free cash flow. We also use EBITDA from continuing operations and pretax income from continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.